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                                                                 Exhibit 3.17(i)

                            STATE OF NORTH CAROLINA

                      Department of the Secretary of State

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     To all whom these presents shall come, Greetings:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                           ARTICLES OF INCORPORATION
                                      OF
                               FNA POLYMER CORP.

the original of which is now on file in a matter of record in this office.








                                                IN WITNESS WHEREOF, I have
                                                hereunto set my hand and affixed
                                                my official seal at the City of
                                                Raleigh, this 26th day of June,
                                                1997.

SEAL


                                                /s/  Elaine F. Marshall
                                                -------------------------------
                                                Secretary of State

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                            State of North Carolina
                     Department of the Secretary of State

                           ARTICLES OF INCORPORATION

Pursuant to (S)55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Article of Incorporation for the purpose of forming a business corporation.

     1.   The name of the corporation is:  Atlas, Corp.

     2.   The number of shares the corporation is authorized to issue is:
100,000

     These shares shall be:  (check either a or b)

     a.  x     all of one class, designated as common stock;
        ---    or

     b. ___ divided into classes or series within a class as provided in the attached schedule, with the information required by NCGS (S) 55-6-01.

     3. The street address and county of the initial registered office of the corporation is:

     Number and Street:       Womble Carlyle Sandridge & Rice
                              3300 One First Union Center

     City, State, Zip Code:   Charlotte, North Carolina, 28202-6025
                              Mecklenberg County

     4. The mailing address if different from the street address of initial registered office is:_____________________________

     5.   The name of the initial registered agent is:  James R. Bryant, III

     6. Any other provisions which the corporation elects to include are attached:

     To the full extent from time to time permitted by law, no person who is serving or who has served as a director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the corporation or otherwise. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director of the corporation with respect to any matter which occurred, or any cause of
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     action, suit or claim which but for this Article would have accrued or risen, prior to such amendment, repeal or adoption.

     7. The name and address of the persons who are to serve as the initial Board of Directors until the first meeting of Shareholders or until their successors be elected and qualified are as follows:

          Sheun Ming Ling
          Rua Campos Sales, 71 - Mont Serrat
          Porto Alegre, RS, Brasil  90430

          Winston Ling
          Rua Lucas de Oliveira, 1311-802 - Bela Vista
          Porto Alegre, RS, Brasil  90420

          Wilson Ling
          Rua Quintino Bocaiuva, 577-1004 - Moinhos de Vento
          Porto Alegre, RS, Brasil  90420

     8.   The name and address of each incorporator is as follows:

          Kathi W. Borkholder
          Womble Carlyle Sandridge & Rice
          3300 One First Union Center
          Charlotte, North Carolina  28202-6025

     9. These articles will be effective upon filing, unless a date and/or time is specified:________________________________

This the 23rd day of April, 1991.



                                       /s/ Kathi W. Borkholder
                                       --------------------------------
                                       Kathi W. Borkholder
                                       Incorporator